Exhibit 99.1

Care.com Announces Second Quarter 2019 Financial Results

Waltham, MA - August 6, 2019 - Care.com (NYSE: CRCM), the world's largest online destination for finding and managing family care, today is announcing financial results for the second quarter ended June 29, 2019.
“During Q2 we began to feel the effects of downward pressure on conversion and on traffic from word of mouth within the U.S. Matching business, which led to slower revenue growth in Q2 and lowered revenue guidance for the full year,” said Shelia Lirio Marcelo, Founder, Chairwoman and CEO of Care.com.  “Care@Work, on the other hand, continues to grow impressively. Overall, as the leading digital care marketplace by a large margin, we remain optimistic about the market opportunity and look forward to our next chapter of growth.”

Financial Results

•	Revenue for the second quarter of 2019 was $51.0 million, an increase of 11% from $46.0 million in the second quarter of 2018.

◦	Revenue attributable to the US Consumer offering totaled $38.2 million in the second quarter of 2019, an increase of 7% from $35.6 million in the second quarter of 2018.

◦	Revenue attributable to our Other businesses totaled $12.8 million in the second quarter of 2019, an increase of 23% from $10.4 million in the second quarter of 2018.

•
Net loss was $64.8 million in the second quarter of 2019, compared to net loss of $0.2 million in the second quarter of 2018, a decrease of $64.6 million. The significant decrease was primarily attributable to the establishment of a valuation allowance related to certain net operating losses and deferred tax assets and, to a lesser extent, the impairment and other charges recognized on the Figure 8 acquisition.

•	Adjusted EBITDA was $5.9 million in the second quarter of 2019, compared to $5.9 million in the second quarter of 2018.

•
GAAP EPS (Diluted) was a loss of $2.01 in the second quarter of 2019, compared to a loss of $0.03 in the second quarter of 2018. Q2 GAAP EPS (Diluted) was based on 32.5 million weighted average diluted shares outstanding versus 30.6 million in the second quarter of 2018.

•
Non-GAAP EPS (Diluted) was $0.09 in the second quarter of 2019, compared to the second quarter of 2018, which was $0.14. Note that Non-GAAP EPS excludes the impact of non-cash stock-based compensation, adjustments relating to preferred stock and other non-recurring items, such as M&A expenses, restructuring costs and the realization of a valuation allowance on deferred tax assets.

•	The Company ended the quarter with $124.8 million in cash and cash equivalents and short-term investments.

Sheila Lirio Marcelo to be named Executive Chairwoman

•
Today, Ms. Marcelo announced that the Company will initiate a search for a new Chief Executive Officer and that she will transition to the role of Executive Chairwoman to focus her efforts on advocating for improvements and innovations in the country’s care infrastructure to better enable families to find quality care and caregivers to find meaningful work.  Ms. Marcelo will remain CEO until her successor is appointed, participating in the search process with the other members of the Board of Directors, and transition to Executive Chairwoman at that time.

Business Highlights

•	Our total members grew 15% to 34.1 million at the end of the second quarter of 2019, compared to 29.6 million in the same period of 2018.

•
Total families grew to 19.8 million at the end of the second quarter of 2019, an increase of 17% over the same period of 2018, and total caregivers grew to 14.3 million at the end of the second quarter of 2019, an increase of 13% over the same period of 2018.

Financial Expectations

	Q3 2019 Guidance			Full Year 2019 Guidance

Revenue	$52.0	—	$52.5	$206.5	—	$208.0

Adjusted EBITDA	$4.2	—	$4.5	$20.0	—	$21.0

Non-GAAP EPS	~$0.10			$0.49	—	$0.52

Figures in millions except for Non-GAAP EPS
Q3 Non-GAAP EPS based on approximately 39 million weighted average dilutive shares
FY'19 full year Non-GAAP EPS based on 39 million weighted average diluted shares

Future GAAP Net Income and GAAP EPS may be significantly affected by changes in ongoing assumptions and judgments, and may also be affected by non-recurring, unusual or unanticipated charges, expenses or gains, which we are not able to estimate and which therefore are excluded in the calculation of the Company’s non-GAAP EPS guidance as described in this press release. Due to the nature of any such items, we are not able to estimate their significance, and it is therefore currently not practical to reconcile adjusted EBITDA and non-GAAP EPS guidance to the most comparable GAAP measure.

Earnings Teleconference Information

The Company will host a conference call at 8:00 AM ET today to discuss these results. The conference call will be accessible at (877) 407-4018 or (201) 689-8471 (International). The call will also be broadcast simultaneously at http://investors.care.com/. Following completion of the call, a recorded replay of the webcast will be available on Care.com’s website. To listen to the telephone replay, call toll-free (844) 512-2921 or (412) 317-6671 (International), conference ID #13692611. The telephone replay will be available from 11:00 AM ET August 6 through 11:59 PM ET August 20, 2019. Additional investor information can be accessed at http://www.care.com.

About Care.com

Since launching in 2007, Care.com (NYSE: CRCM) has been committed to solving the complex care challenges that impact families, caregivers, employers, and care service companies. Today, Care.com is the world’s largest online destination for finding and managing family care, with 19.8 million families and 14.3 million caregivers* across more than 20 countries, including the U.S., UK, Canada and parts of Western Europe, and approximately 1.7 million employees of corporate clients having access to our services. Spanning child care to senior care, pet care, housekeeping and more, Care.com provides a sweeping array of services for families and caregivers to find, manage and pay for care or find employment. These include: a comprehensive suite of safety tools and resources members may use to help make more informed hiring decisions - such as third-party background check services, monitored messaging, and tips on hiring best practices; easy ways for caregivers to be paid online or via mobile app; and Care.com Benefits, including the household payroll and tax services provided by Care.com HomePay and the Care

Benefit Bucks program, a peer-to-peer pooled, portable benefits platform funded by household employer contributions which provides caregivers access to professional benefits. For enterprise clients, Care.com builds customized benefits packages covering child care, back up care and senior care consulting services through its Care@Work business, and serves care businesses with marketing and recruiting support. Headquartered in Waltham, Massachusetts, Care.com has offices in Berlin, Austin and the San Francisco Bay area.
*As of June 2019
Cautionary Language Concerning Forward-Looking Statements:
This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the expected results of product investments and initiatives, anticipated revenue growth, and the Company’s financial guidance for the third quarter of 2019 and full year 2019.
These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “plan,” "expect," "anticipate," "should," "believe," "hope," "target," "project," "goals," "estimate," "potential," "predict," "may," "will," "might," "could," "intend," “designed,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company's control.  The Company's actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: our ability to grow our membership while leveraging our investment in sales and marketing, our success in converting non-paying members to paying members and extending the length of time that paying members continue to pay for our services, our ability to cross-sell new and existing products and services to our members and to develop new products and services that members consider valuable, our ability to protect our brand and maintain our reputation among our members, and other risks detailed in the Company's other publicly available filings with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent the Company's views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change.  The Company has no intention nor undertakes any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of this press release.
Use of Non-GAAP Financial Measures

To supplement the financial measures presented in the Company’s press release and related conference call or webcast in accordance with accounting principles generally accepted in the United States ("GAAP"), we also present the following non-GAAP measures of financial performance: adjusted EBITDA, non-GAAP net income and non-GAAP earnings per share (“EPS”).
A “non-GAAP financial measure” refers to a numerical measure of the Company’s historical or future financial performance, financial position, or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in the Company’s financial statements. The Company provides certain non-GAAP measures as additional information relating to its operating results as a complement to results provided in accordance with GAAP. The non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP and should not be considered a measure of the Company’s liquidity. There are significant limitations associated with the use of non-GAAP financial measures. Further, these measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare the Company’s performance to that of other companies.
The Company has presented: adjusted EBITDA, non-GAAP net income and non-GAAP EPS as non-GAAP financial measures in this press release. We define adjusted EBITDA as income / (loss), which excludes the accretion of preferred stock dividends and issuance costs, as well as: federal, state and franchise taxes, other income (expense), net, depreciation and amortization, stock-based compensation, accretion of contingent consideration, merger and acquisition related costs, and other unusual or non-cash significant adjustments, such as impairment and restructuring charges. Adjusted EBITDA eliminates the effects of financing, income taxes and the accounting effects of capital spending, which is based on the Company's estimate of the useful life of tangible and intangible assets. We define non-GAAP net income as income / (loss), which excludes the accretion of preferred stock dividends, plus stock-based compensation, accretion of contingent consideration, merger and acquisition related costs, and other unusual or non-cash significant adjustments such as impairment and restructuring charges and the realization of a valuation allowance for deferred taxes. We define non-GAAP EPS as non-GAAP net income divided by diluted weighted-average shares outstanding, using the treasury stock method.
The Company believes the use of non-GAAP financial measures, as a supplement to GAAP measures, is useful to investors in that they eliminate items that are either not part of the Company's core operations or do not require a cash outlay, such as stock-based compensation. Care.com’s management uses these non-GAAP financial measures when evaluating the Company’s operating performance and for internal planning and forecasting purposes. The Company believes that these non-GAAP financial measures help indicate underlying trends in the Company’s business, are important in comparing current results with prior period results, and are useful to investors and financial analysts in assessing the Company’s operating performance.

Care.com, Inc.
Consolidated Balance Sheets
(in thousands)

	June 29, 2019	December 29, 2018
Assets
Current assets:
Cash and cash equivalents	$89,453	$92,432
Short-term investments	35,338	35,099
Accounts receivable (net of allowance of $100 and $100, respectively) (1)	5,036	4,663
Unbilled accounts receivable (2)	6,534	6,394
Prepaid expenses and other current assets	6,759	7,223
Total current assets	143,120	145,811
Property and equipment, net	3,518	3,423
Intangible assets, net	3,506	4,061
Goodwill	68,060	68,176
Other non-current assets	2,986	2,859
Operating lease right of use assets, net	19,323	—
Deferred tax assets	—	43,737
Total assets	$240,513	$268,067

Liabilities, redeemable convertible preferred stock, and stockholders' equity
Current liabilities:
Accounts payable (3)	$461	$3,437
Accrued expenses and other current liabilities (4)	20,297	20,463
Current contingent acquisition consideration	447	1,527
Deferred revenue (5)	24,348	20,176
Current operating lease liabilities	4,699	—
Total current liabilities	50,252	45,603
Non-current contingent acquisition consideration	—	438
Deferred tax liability	2,005	—
Other non-current liabilities	3,829	6,806
Non-current operating lease liabilities	22,079	—
Total liabilities	78,165	52,847

Series A Redeemable Convertible Preferred Stock, $0.001 par value - 46 shares designated; 46 shares issued and outstanding at June 29, 2019 and December 29, 2018; at aggregate liquidation and redemption value at June 29, 2019 and December 29, 2018, respectively	54,426	53,007
Stockholders' equity
Preferred Stock: $0.001 par value - authorized 5,000 shares at June 29, 2019 and December 29, 2018, respectively	—	—
Common stock, $0.001 par value; 300,000 shares authorized; 32,739 and 32,057 shares issued and outstanding at June 29, 2019 and December 29, 2018, respectively	33	32
Additional paid-in capital	297,899	286,295

Accumulated deficit	(189,955)	(124,122)
Accumulated other comprehensive (loss) income	(55)	8
Total stockholders' equity	107,922	162,213
Total liabilities, redeemable convertible preferred stock and stockholders' equity	$240,513	$268,067
(1) Includes accounts receivable due from related party of $325 and $421 at June 29, 2019 and December 29, 2018, respectively.
(2) Includes unbilled accounts receivable due from related party of $474 and $680 at June 29, 2019 and December 29, 2018, respectively.
(3) Includes accounts payable due to related party of $0 and $530 at June 29, 2019 and December 29, 2018, respectively.
(4) Includes accrued expenses and other current liabilities due to related party of $967 and $403 at June 29, 2019 and December 29, 2018, respectively.
(5) Includes deferred revenue associated with related party of $115 and $1 at June 29, 2019 and December 29, 2018, respectively.

Care.com, Inc.
Consolidated Statement of Operations
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 29, 2019	June 30, 2018	June 29, 2019	June 30, 2018

Revenue (1)	$50,978	$45,966	$104,314	$93,291
Cost of revenue	13,650	9,823	27,452	19,266
Operating expenses:
Selling and marketing (2)	16,951	15,901	35,555	32,758
Research and development	16,922	8,492	28,146	16,780
General and administrative	11,015	11,593	22,323	22,060
Depreciation and amortization	483	411	930	829
Goodwill and intangible asset impairment charge	8,183	—	8,183	—
Restructuring and right of use asset impairment charges	2,758	17	2,989	479
Total operating expenses	56,312	36,414	98,126	72,906
Operating (loss) income	(18,984)	(271)	(21,264)	1,119
Other income (expense), net	407	(768)	676	(206)
(Loss) income before income taxes	(18,577)	(1,039)	(20,588)	913
Provision for (benefit from) income taxes	46,228	(870)	45,245	(1,615)
Net (loss) income	(64,805)	(169)	(65,833)	2,528
Accretion of Series A Redeemable Convertible Preferred Stock dividends	(701)	(665)	(1,419)	(1,345)
Net (income) attributable to Series A Redeemable Convertible Preferred Stock	—	—	—	(163)
Net (loss) income attributable to common stockholders	$(65,506)	$(834)	$(67,252)	$1,020

Net (loss) income per share attributable to common stockholders (Basic):	$(2.01)	$(0.03)	$(2.08)	$0.03
Net (loss) income per share attributable to common stockholders (Diluted):	$(2.01)	$(0.03)	$(2.08)	$0.03

Weighted-average shares used to compute net (loss) income per share attributable to common stockholders:
Basic	32,537	30,591	32,373	30,792
Diluted	32,537	30,591	32,373	33,486

(1) Includes related party revenue of $876 and $705 for the three months ended June 29, 2019 and June 30, 2018, respectively. Includes related party revenue of $1,822 and $1,342 for the six months ended June 29, 2019 and June 30, 2018, respectively.
(2) Includes related party expenses of $3,243 and $2,617 for the three months ended June 29, 2019 and June 30, 2018, respectively. Includes related party expenses of $6,464 and $5,653 for the six months ended June 29, 2019 and June 30, 2018, respectively.

Care.com, Inc.
Reconciliation of Adjusted EBITDA & Non-GAAP Income
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 29, 2019	June 30, 2018	June 29, 2019	June 30, 2018
	(unaudited)		(unaudited)

Net (loss) income	$(64,805)	$(169)	$(65,833)	$2,528

Federal, state and franchise taxes	46,481	(783)	45,622	(1,222)
Other (income) expense, net	(407)	768	(676)	206
Depreciation and amortization	788	461	1,527	924
EBITDA	(17,943)	277	(19,360)	2,436

Stock-based compensation	3,390	4,988	7,444	8,700
Merger and acquisition related costs	993	335	2,429	511
Restructuring and right of use asset impairment charges	2,758	17	2,989	479
Litigation related costs	11	20	32	20
Software implementation costs	272	150	280	303
Severance related costs	175	—	175	67
Strategic consulting	121	—	121	—
Impairment of goodwill, intangible assets and related costs	16,127	142	16,127	142
Adjusted EBITDA	$5,904	$5,929	$10,237	$12,658

Add back for Non-GAAP Net Income

Federal, state and franchise taxes	(1,975)	783	(1,116)	1,222
Other income (expense), net	407	(768)	676	(206)
Depreciation and amortization	(788)	(461)	(1,527)	(924)
Non-GAAP net income	$3,548	$5,483	$8,270	$12,750

Non-GAAP net income per share:
Basic	$0.11	$0.18	$0.26	$0.41
Diluted	$0.09	$0.14	$0.21	$0.33

Weighted-average shares used to compute non-GAAP net income per share:
Basic	32,537	30,591	32,373	30,792
Diluted	39,202	38,047	39,530	38,401

Care.com, Inc.
Reconciliation of Non-GAAP EPS
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 29, 2019	June 30, 2018	June 29, 2019	June 30, 2018
	(unaudited)		(unaudited)
Weighted-average shares used to compute net income per share:
Diluted	39,202	38,047	39,530	38,401

Net income per share (Diluted):
Net (loss) income per share attributable to common stockholders	$(1.67)	$(0.02)	$(1.70)	$0.03
Impact on net income per share of Series A related costs	0.02	0.02	0.04	0.04
Adjusted net (loss) income per share	$(1.65)	$ (0.00)	$(1.67)	$0.07

Stock-based compensation	0.09	0.13	0.19	0.23
Merger and acquisition related costs	0.03	0.01	0.06	0.01
Restructuring and right of use asset impairment charges	0.07	0.00	0.08	0.01
Litigation related costs	0.00	0.00	0.00	0.00
Software implementation costs	0.01	0.00	0.01	0.01
Severance related costs	0.00	—	0.00	0.00
Strategic consulting	0.00	—	0.00	—
Impairment of goodwill, intangible assets and related costs	0.41	0.00	0.41	0.00
Realized valuation allowance	1.14	—	1.13	—
Non-GAAP net income per share - diluted	$0.09	$0.14	$0.21	$0.33

Care.com, Inc.
Supplemental Data
(in thousands, except monthly average revenue per member)

	Period Ended
	June 29, 2019	June 30, 2018
Total members	34,119	29,560
Total families	19,783	16,874
Total caregivers	14,336	12,686

Paying families - US Consumer Business	349	324

	Period Ended
	June 29, 2019	June 30, 2018
Monthly average revenue per paying family
US Consumer Business	$36	$37